UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 12, 2019

ORGANOGENESIS HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

Delaware	001-37906	98-1329150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Dan Road Canton, MA		02021
(Address of principal executive offices)		(Zip Code)

(781) 575-0775

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ORGO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 12, 2019, we entered into a Warrant Exchange Agreement (the “Warrant Exchange Agreement”) with Avista Capital Partners IV L.P., a Delaware limited partnership and Avista Capital Partners IV (Offshore), L.P., a limited partnership formed under the laws of Bermuda (collectively, the “PIPE Investors”) pursuant to which, the PIPE Investors agreed to exchange an aggregate of 4,100,000 warrants to purchase one-half of one share of our Class A common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $5.75 per half share (the “PIPE Warrants”) for shares of our Common Stock at an exchange ratio equal to the exchange ratio of the Company’s planned exchange offer (the “Exchange Offer”) to all holders of the Company’s issued and outstanding warrants that were issued in connection with the Company’s initial public offering pursuant to a prospectus dated October 10, 2016, exercisable for Common Stock at an exercise price of $5.75 per half share of Common Stock (the “Public Warrants”) in effect at the expiration of such Exchange Offer. The exchange of the PIPE Warrants by the PIPE Investors is subject to the Company’s acceptance of the tender of 65% or more of the outstanding Public Warrants in the Exchange Offer. The warrant exchange would be exempt from registration under Section 3(a)(9) of the Securities Act, as no commission or other remuneration was or will be paid or given directly or indirectly for soliciting such exchange.

The foregoing description of the Warrant Exchange Agreement is only a summary and is qualified in its entirety by reference to the Warrant Exchange Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

No Offer or Solicitation

This disclosure in this Current Report on Form 8-K is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell the Public Warrants or an offer to sell or a solicitation to buy any shares of the Company’s Common Stock. The Exchange Offer described above will only be made pursuant to a Tender Offer Statement on Schedule TO and related exhibits, including the Offer to Exchange Letter and Consent Solicitation, Letter of Transmittal and Consent and other related documents, filed with the SEC. The Offer to Exchange Letter and Consent Solicitation will be mailed to Public Warrant holders of record and will also be made available for distribution to beneficial owners of Public Warrants only after a definitive proxy statement with respect to the Consent Solicitation has been filed with the SEC. The solicitation of offers to exchange Public Warrants for shares of the Company’s Common Stock will only be made pursuant to the Offer to Exchange Letter and Consent Solicitation. Public Warrant holders should read carefully the Tender Offer Statement on Schedule TO, Offer to Exchange Letter and Consent Solicitation, Letter of Transmittal and Consent and related exhibits once filed with the definitive proxy statement, as they will contain important information about the Exchange Offer. Public Warrant holders may obtain free copies of these documents, as each may be amended or supplemented from time to time (and when available), at the SEC’s web site at www.sec.gov.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Warrant Exchange Agreement dated as of July 12, 2019 by and among Organogenesis Holdings Inc., Avista Capital Partners IV L.P., Avista Capital Partners IV (Offshore), L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organogenesis Holdings Inc.

By:	/s/ Lori Freedman
Name:	Lori Freedman
Title:	Vice President and General Counsel

Date: July 16, 2019